EXHIBIT 3.1
                                   -----------

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                QUADRACOMM, INC.

     The undersigned hereby adopts as its chartering document these Amended and Restated Articles of Incorporation.

                                    ARTICLE I
Name
----

     The name of the corporation is "QuadraComm, Inc."

                                   ARTICLE II

Period  of  Duration
--------------------

     This Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of the State of Colorado unless and until dissolved according to the laws of the State of Colorado.

                                   ARTICLE III

Purposes
--------

     The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically:

     Section  1.     Omnibus.

     To have to exercise all the powers now or hereafter conferred by the laws of the State of Colorado upon corporations organized pursuant to the laws under which the corporation is organized ("applicable corporate law") and any and all acts amendatory thereof and supplemental thereto.

     Section  2.     Carrying  On  Business  Outside  State.

     To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

     Section  3.     Purposes  To  Be  Construed  As  Powers.

     The purposes specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.


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                                   ARTICLE IV

Powers
------

     The powers of the Corporation shall be those powers granted by the Colorado Corporation Code under which this Corporation is formed. In addition, the Corporation shall have the following specific powers:

     Section 1.     Officers.      The Corporation shall have the power to elect
                    --------
or appoint officers and agents of the Corporation and to fix their compensation.

     Section 2.     Capacity.  The Corporation shall have the power to act as an
                    --------
agent for any individual, association, partnership, corporation or other legal entity, and to act as general partner for any limited partnership.

     Section 3.     Acquisitions.  The  Corporation  shall  have  the  power  to
                    ------------
receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interest in, or obligations of, individuals, associations, partnerships, corporations or governments.

     Section 4.     Earned  Surplus.  The  Corporation  shall  have the power to
                    ---------------
receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the Corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus.

     Section 5.     Gifts.  The  Corporation  shall have the power to make gifts
                    -----
or contributions for the public welfare or the charitable, scientific or educational purposes.

                                    ARTICLE V

Capital  Structure
------------------

     Section  1.     Authorized  Capital.  The  total number of shares that this
                     -------------------
corporation is authorized to issue is one hundred ten million (110,000,000), consisting of one hundred million (100,000,000) shares of Common Stock having a par value of $0.001 per share and ten million (10,000,000) shares of Preferred Stock having a par value of $0.001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     Section  2.     Issuance  of  Preferred  Stock by Class and in Series.  The
                     -----------------------------------------------------
Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, in whole or in part, the preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

     Section  3.     Share  Status.  All  shares when issued shall be fully paid
                     -------------
and nonassessable, and the private property of shareholders shall not be liable for corporate debts. Each common shareholder of record shall have one vote for each share of stock outstanding in his name on the books of the Corporation and shall be entitled to vote said stock. Preferred stock is not entitled to any voting rights.

     Section  4.     Consideration  for  Shares.  The  stock  of the Corporation
                     --------------------------
shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be nonassessable.


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     Section  5.     Pre-emptive Rights.     Except as may otherwise be provided
                     ------------------
by the Board of Directors, holders of shares of stock of the Corporation shall have no pre-emptive rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation, rights, warrants or options to purchase stocks or securities of any kind convertible into stock of the Corporation.

     Section  6.     Dividends.     Dividends in cash, property or shares of the
                     ---------
Corporation may be paid as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

     Section  7.     Distribution  in  Liquidation.  Upon  any  liquidation,
                     -----------------------------
dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the common stock, subject to the preferences, if any, accruing to the holders of the preferred stock. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation from stated capital of the Corporation in cash or property, without the vote of the shareholders, in the manner permitted and upon compliance with limitations imposed by law.

                                   ARTICLE VI

Voting  by  Shareholders
------------------------

     Section 1.     Voting Rights; Cumulative Voting.  Each outstanding share of
                    --------------------------------
common stock is entitled to one vote and each fractional share of common stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of Directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he has a right to vote.

     Section 2.     Majority Vote.  When, with respect to any action to be taken
                    -------------
by the shareholders of the Corporation, the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding share entitled to vote thereon, or of any class or series, any and every such action shall be taken, notwithstanding such requirements of the Colorado Corporation Code, by the vote or concurrence of the holders of a majority of the outstanding shares entitled to vote thereon, or any class or series.

                                   ARTICLE VII

Registered  Office  and  Registered  Agent
------------------------------------------

     The initial registered office of the Corporation is 3801 E. Florida Avenue, Suite 605, Denver, CO 80210, and the name of the initial registered agent of the Corporation at such address is James D. Reitsema.

                                  ARTICLE VIII

Incorporator
------------

     The name and address of the Incorporator is James D. Reitsema, 3801 E. Florida Ave., Suite 605, Denver, Colorado 80210.

                                   ARTICLE IX

Board  of  Directors
--------------------

     Section 1. The corporate powers shall be exercised by a majority of the Board of Directors. The number of individuals to serve on the Board of Directors shall be set forth in the Bylaws of the Corporation; provided, however, that the initial Board of Directors shall consist of one person below-named to manage the affairs of the Corporation until such time as he resigns or his successor is elected by a majority vote of the Shareholders.


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     Name of Director              Address
     ------------------            -------
     James D. Reitsema             3801 E. Florida Ave.
                                   Suite 605
                                   Denver, Colorado 80210

     Section 2. If in the interval between the annual meetings of shareholders of the Corporation, the Board of Directors of the Corporation deems it desirable that the number of Directors be increased, additional Directors may be elected by a unanimous vote of the Board of Directors of the Corporation then in office, or as otherwise set forth in the Bylaws of the Corporation.

     Section 3. The number of Directors comprising the whole Board of Directors may be increased or decreased from time to time within such foregoing limit as set forth in the Bylaws of the Corporation.

                                    ARTICLE X

Powers  of  the  Board  of  Directors
-------------------------------------

     In furtherance and not in limitation of the powers conferred by the State of Colorado, the Board of Directors is expressly authorized and empowered:

     Section  1.     Bylaws.  To  make,  alter,  amend  and  repeal  the Bylaws,
                     ------
subject to the power of the shareholders to alter or repeal the Bylaws made by the Board of Directors.

     Section  2.     Books and Records.  Subject to the applicable provisions of
                     -----------------
the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books, or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the Corporation.

     Section  3.     Power  to  Borrow.  To  authorize  and  issue,  without
                     -----------------
shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge, or mortgage, as security therefor, any real or personal property of the Corporation, including after-acquired property.

     Section  4.     Dividends.  To determine whether any and, if so, what part,
                     ---------
of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus.

     Section  5.     Profits.  To  fix,  from  time  to  time, the amount of the
                     -------
profits of the Corporation to be reserved as working capital or for any other lawful purposes.

     Section  6.     Employees'  Plans.  From  time to time to provide and carry
                     -----------------
out and to recall, abolish, revise, amend, alter, or change a plan or plans for the participation by all or any of the employees, including Directors and officers of this Corporation or of any corporation in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of this Corporation's business, in the profits of this Corporation or of any branch or division thereof, as a part of this Corporation's legitimate expenses, and for the furnishing to such employees and persons, or any of them, at this Corporation's expense, of medical services, insurance against accident, sickness, or death, pensions during old age, disability, or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as may be determined by the Board of Directors.

     Section  7.     Warrants  and  Options.  The  Corporation, by resolution or
                     ----------------------
resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares of any other securities of the Corporation, warrants, rights, or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes or any other securities of the Corporation, such warrants, rights, or


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options  to  be  evidenced  by  or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration), and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights, or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of and such warrant, right, or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights, or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights, or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

     Section 8.     Compensation.  To provide for the reasonable compensation of
                    ------------
its own members, and to fix the terms and conditions upon which such compensation will be paid.

     Section  9.     Not in Limitation.  In addition to the powers and authority
                     -----------------
hereinabove, or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Colorado, of these Articles of Incorporation and of the Bylaws of the Corporation.

                                   ARTICLE XI

Right  of  Directors  to  Contract  with  Corporation
-----------------------------------------------------

     No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association, or entity in which one or more of its Directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

          B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          C. The contact or transaction is fair and reasonable to the Corporation.

                                   ARTICLE XII

Corporate  Opportunity
----------------------

     The officers, Directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, Directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, Directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, Director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, Director or member of management) from any duties which he may have to this Corporation.


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
                                  ARTICLE XIII

Indemnification  of  Officers,  Directors  and  Others
------------------------------------------------------

     The  Board  of  Directors  of  the  Corporation  shall  have  the power to:

          A. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of polo
                                                                            ----
contendere  or  its equivalent shall not of itself create a presumption that the
----------
person did not act in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          B. Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the Corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          C. Indemnify a Director, officer, employee or agent of the Corporation to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in Subparagraph A. or B. of this Article or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

          D. Authorize indemnification under Subparagraph A. or B. of this Article (unless otherwise ordered by a court in the specific case) upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Subparagraph A. or B. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          E. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in Subparagraph D. of this Article upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount the Director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          F. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article.


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     The  indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation; and the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

                                   ARTICLE XIV

Right  to  Amend
----------------

     The right is expressly reserved to amend, alter, change, or repeal any provision or provisions contained in these Articles of Incorporation or any Article herein by a majority vote of the members of the Board of Directors, and a majority vote of the shareholders of the Corporation.

                                  CERTIFICATION

     This Amended and Restated Articles of Incorporation shall become effective upon filing.

     IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating the corporation's Articles of Incorporation, hereby makes, files and records this Amended and Restated Articles of Incorporation of QuadraComm, Inc. and certifies that it is the act and deed of the corporation and that the facts stated herein are true.


    /s/                                            Date:    12/01/00
----------------------------------                      ----------------
    Robert W. Ellis, President
    QuadraComm, Inc.


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